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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2004

REGISTRATION NO. 333-74668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESTORATION HARDWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)
68-0140361 (I.R.S. Employer Identification No.)
15 KOCH ROAD, SUITE J CORTE MADERA, CALIFORNIA 94925 (415) 924-1005 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

GARY G. FRIEDMAN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
15 KOCH ROAD, SUITE J
CORTE MADERA, CALIFORNIA 94925
(415) 924-1005
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

GAVIN B. GROVER, ESQ.
MORRISON & FOERSTER LLP
425 MARKET STREET
SAN FRANCISCO, CALIFORNIA 94105-2482
(415) 268-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. ☐

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. ☐

        IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ☐

        IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ☐

        IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

        We previously registered, pursuant to the Registration Statement on Form S-3, as amended (Registration No. 333-74668), declared effective by the Securities and Exchange Commission on October 31, 2002 (the "Registration Statement"), 4,487,178 shares of our common stock, par value $0.0001 per share, held by certain selling stockholders (the "Registered Amount"), of which 1,780,512 shares of the Registered Amount were sold pursuant to the Registration Statement.

        By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration 2,706,666 shares of the Registered Amount which were not sold under the Registration Statement prior to November 6, 2003, the earliest date through which we agreed to maintain the effectiveness of the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Corte Madera, state of California, on February 12, 2004.

RESTORATION HARDWARE, INC.
By:	/s/ GARY G. FRIEDMAN Gary G. Friedman President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ GARY G. FRIEDMAN Gary G. Friedman	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2004
/s/ PATRICIA A. MCKAY Patricia A. McKay	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 12, 2004
/s/ STEPHEN J. GORDON Stephen J. Gordon	Director	February 12, 2004
/s/ GLENN J. KREVLIN Glenn J. Krevlin	Director	February 12, 2004
/s/ MARK J. SCHWARTZ Mark J. Schwartz	Director	February 12, 2004
/s/ RAYMOND C. HEMMIG Raymond C. Hemmig	Director	February 12, 2004
/s/ ROBERT E. CAMP Robert E. Camp	Director	February 12, 2004
/s/ DAMON H. BALL Damon H. Ball	Director	February 12, 2004
/s/ JOHN W. TATE John W. Tate	Director	February 12, 2004

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REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES